EXH-21

                           SUBSIDIARIES OF THE COMPANY

      Company                                              State of Organization
      -------                                              ---------------------
1     Airport Services, Inc.                               Massachusetts
2     Amboy Bus Co. Inc.                                   New York
3     Atlantic-Chittenango Real Property Corp.             New York
4     Atlantic-Conn. Transit, Inc.                         Connecticut
5     Atlantic Express Coachways, Inc.                     New Jersey
6     Atlantic Express of New England, Inc.                Massachusetts
7     Atlantic Express of California, Inc.                 California
8     Atlantic Express of Illinois, Inc.                   Illinois
9     Atlantic Express of L.A.                             California
10    Atlantic Express of Missouri, Inc.                   Missouri
11    Atlantic Express of New Jersey, Inc.                 New Jersey
12    Atlantic Express of Pennsylvania, Inc.               Delaware
13    Atlantic Express of South Carolina, Inc.             South Carolina
14    Atlantic-Hudson, Inc.                                New York
15    Atlantic Medford, Inc.                               New York
16    Atlantic North Casualty Company                      Vermont
17    Atlantic Paratrans, Inc.                             New York
18    Atlantic Paratrans of Arizona, Inc.                  Arizona
19    Atlantic Paratrans of Colorado, Inc.                 Colorado
20    Atlantic Paratrans of Kentucky, Inc.                 Kentucky
21    Atlantic Paratrans of Pennsylvania, Inc.             Pennsylvania
22    Atlantic Transit, Corp.                              New York
23    Block 7932, Inc                                      New York
24    Brookfield Transit, Inc.                             New York
25    Central New York Coach Sales & Service, Inc.         New York
26    Courtesy Bus Co., Inc.                               New York
27    Fiore Bus Service, Inc.                              Massachusetts
28    Groom Transportation, Inc.                           Massachusetts
29    GVD Leasing Co., Inc.                                New York
30    James McCarty Limo Service, Inc.                     Massachusetts
31    Jersey Bus Sales, Inc.                               New Jersey
32    Jersey Business Land Co., Inc.                       New Jersey
33    K. Corr, Inc.                                        New York
34    McIntire Transportation, Inc.                        Massachusetts
35    Merit Transportation Corp.                           New York
36    Metro Affiliates, Inc.                               New York
37    Metropolitan Escort Service, Inc.                    New York
38    Midway Leasing, Inc.                                 New York
39    Mountain Transit, Inc.                               Vermont
40    R. Fiore Bus Service, Inc.                           Massachusetts
41    Raybern Bus Service, Inc.                            New York
42    Raybern Capital Corp.                                New York
43    Raybern Equity Corp.                                 New York
44    Robert L. McCarthy & Son, Inc.                       Massachusetts
45    Staten Island Bus, Inc.                              New York
46    T-NT Bus Service, Inc.                               New York
47    Temporary Transit Service, Inc.                      New York
48    Transcomm, Inc.                                      Massachusetts
49    180 Jamaica Corp.                                    New York
50    201 West Sotello Realty, Inc.                        California
51    Winsale, Inc.                                        New Jersey
52    Wrightholm Bus Line, Inc.                            Vermont